AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”), dated as of July 15, 2013, is by and between Worlds Inc., a Delaware corporation with offices located at 11 Royal Road, Brookline, MA 02445 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A. On March 20, 2013, the Company issued to the Holder (i) a senior secured convertible note, in the aggregate amount as described below the Holder’s name on the signature page of the Holder (the “Series A Note”), which Series A Note is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (as converted, collectively, the “Series A Conversion Shares”), in accordance with the terms of the Series A Note, (ii) a senior secured convertible note, in the aggregate amount as described below the Holder’s name on the signature page of the Holder (the “Series B Note”), which Series B Note is convertible into shares of Common Stock (as converted, collectively, the “Series B Conversion Shares”), in accordance with the terms of the Series B Note, (iii) a senior secured convertible note, in the aggregate amount as described below the Holder’s name on the signature page of the Holder (the “Series C Note”, and together with the Series A Note and the Series B Note, the “Notes”), which Series C Note is convertible into shares of Common Stock (as converted, collectively, the “Series C Conversion Shares”, and together with the Series A Conversion Shares and the Series B Conversion Shares, the “Conversion Shares”), in accordance with the terms of the Series C Note and (ii) a warrant (the “Warrant”) to purchase such number of shares of Common Stock as described below the Holder’s name on the signature page of the Holder (the “Warrant Shares”, and such aggregate number of Warrant Shares, the “Warrant Share Amount”), in each case, pursuant to a Securities Purchase Agreement dated as of March 14, 2013 (the “Existing Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto (the Holder and such other investors collectively, the “Investors”). Capitalized terms not defined herein shall have the meanings set forth in the Existing Securities Purchase Agreement as amended hereby.

B. The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things (i) the Company shall exchange the Series A Note and the Series B Note for such number of shares of Common Stock as described below the Holder’s name on the signature page of the Holder (the “Exchange Shares”), (ii) the Company shall exchange the Warrant for a new warrant to purchase the Warrant Share Amount of shares of Common Stock, in the form attached hereto as Exhibit A (the “Exchange Warrant”), (iii) certain restrictive covenants of the Securities Purchase Agreement shall be removed and (iv) the cash amount held in the Master Restricted Account (as defined in the Notes) attributable to the Notes of the Holder shall be released to the Holder.

C. As a closing condition to the transactions contemplated hereby, each of the Investors other than the Holder (the “Other Holders”) are executing agreements identical to this Agreement (other than the expense reimbursement of Greenberg Traurig and the proportional changes in the numbers reflecting the different (i) aggregate principal amount of senior secured convertible notes and related warrants of the Company held by each Other Holder, (ii) the number of shares of Common Stock of each Other Holder to be delivered to such Other Holder in exchange for such Series A senior secured convertible notes and Series B senior secured convertible notes of such Other Holder, (iii) the number of shares of Common Stock issuable upon exercise of the warrants to purchase Common Stock of each Other Holder and (iv) cash amount to be released to each Other Holder from the Master Restricted Account (the “Other Agreements”, and together with this Agreement, the “Agreements”)).

D. The Series A Notes and Series B Notes will be exchanged for the Exchange Shares and the Warrant will be exchanged for the Exchange Warrant, in each case, in an exchange made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

(1)

A G R E E M E N T

1.               Amendment; Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below) the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange (a) the Series A Note and the Series B Note for the Exchange Shares and (b) the Warrant for the Exchange Warrant (collectively, the “Exchange”). On or prior to the Closing (as defined below), the following transactions shall occur:

1.1            Delivery; Release. On the Closing Date, (a) the Company shall deliver the Exchange Shares and the Exchange Warrant to the Holder, (b) all of the Holder’s rights under the Series A Note, the Series B Note and the Warrant shall be extinguished and (c) the Collateral Agent (as defined in the Securities Purchase Agreement) shall hereby be instructed by the Company and the Holder to release to the Holder such amount as described below the Holder’s name on the signature page of the Holder (the “Release Amount”) from the Master Restricted Account. Notwithstanding the foregoing, the Holder shall deliver or cause to be delivered to the Company (or its designee) the certificates evidencing the Series A Note, the Series B Note and the Warrant within twenty (20) Business Days following the Closing (as defined below).

1.2            Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Amendment and the Exchange.

1.3            No Additional Consideration. The parties acknowledge and agree that the Exchange Shares and the Exchange Warrant shall be issued to the Holder in exchange for the Series A Note, Series B Note and Warrant, in each case, without the payment of any additional consideration.

1.4            Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on July 16, 2013 or such other date as is mutually acceptable to the Holder and the Company (the “Closing Date”).

2.               AMENDMENTS TO TRANSACTION DOCUMENTS.

2.1            Ratifications. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement.

(2)

2.2            Series C Note Acknowledgement. The parties hereto hereby acknowledge and agree that from and after the Closing Date, the Series C Note shall be eligible to be converted into Series C Conversion Shares pursuant to Section 3(e)(i) of the Series C Note at the Alternate Conversion Price (as defined in the Series C Note).

2.3            Amendments to Transaction Documents; Waivers.

(a)        On and after the Closing Date, each of the Transaction Documents are hereby amended as follows:

                                                                                    (i)      The defined term “Series A Conversion Shares” is hereby amended to include each of the “Exchange Shares” (as defined in the Amendment and Exchange Agreements)”.

                                                                                  (ii)      The defined term “Warrants” is hereby amended to include each “Exchange Warrant” (as defined in the Amendment and Exchange Agreements)”.

                                                                                (iii)      The defined term “Transaction Documents” is hereby amended to include the Amendment and Exchange Agreements.

                                                                                (iv)      The defined term “Amendment and Exchange Agreements” shall mean “those certain Amendment and Exchange Agreements, dated as of July 15, 2013, each by and between the Company and each Buyer”.

                                                                                  (v)      Each of Sections 4(j), 4(k) and 4(r) of the Securities Purchase Agreement are hereby amended and restated as “[Intentionally Omitted]”.

                                                                                (vi)      The sentences in Section 4(n) of the Securities Purchase Agreement after the first sentence of such Section 4(n) are hereby deleted.

(b)        On and after the Closing Date, the Holder hereby permanently and irrevocably waives the Company’s compliance with Sections 13(b), 13(c), 13(e), 13(f), 13(g) and 13(m) of the Note of the Holder.

(c)        Holder agrees that the Company’s filing of proxy materials with the Securities and Exchange Commission and other public disclosure of its intent to obtain stockholder authorization for a reverse split of its outstanding common stock at its 2013 Annual Meeting of Stockholders shall not be deemed a “Fundamental Transaction” as such termed is defined in the Warrant.

3.               Representations and Warranties.

3.1            Holder Bring Down. The Holder hereby makes the representations and warranties as to itself only as set forth in Section 2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.

3.2            Company Bring Down. The Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis.

(3)

4.               Covenants.

4.1            Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

4.2            Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the 1934 Act and attaching all the material agreements (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of the Exchanged Warrants) (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

4.3            Fees. The Company shall reimburse Greenberg Traurig, LLP (counsel to the lead Buyer), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) provided, however, that the amount payable by the Company to Greenberg Traurig, LLP shall not exceed $12,000 in the aggregate unless agreed to in writing by the Company (the “Lead Investor Counsel Expenses”).

4.4            Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Exchange Shares may be tacked onto the holding period of the Series A Note and Series B Note and (ii) the Exchange Warrant may be tacked onto the holding period of the Warrant, and the Company agrees not to take a position contrary to this Section 4.4. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to comply with the foregoing.

5.               CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

5.1            The Holder shall have duly executed this Agreement and delivered the same to the Company.

5.2            Each of the Other Holders shall have duly executed the Other Agreement of such Other Holder and delivered the same to the Company.

5.3            The representations and warranties of the Holder contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

6.               CONDITIONS TO HOLDER’S OBLIGATIONS HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1            The Company shall have duly executed and delivered this Agreement to the Holder.

6.2            The Company shall have paid the Lead Investor Counsel Expenses to Greenberg Traurig LLP by wire transfer of U.S. dollars and immediately available funds in accordance with the written instructions of Greenberg Traurig LLP delivered to the Company on or prior to the Closing Date.

6.3            The Company shall have duly executed and delivered to the Holder the Exchange Shares and the Exchange Warrant in such amounts as described below the Holder’s name on the signature page of the Holder.

6.4            The Collateral Agent shall have instructed the Collateral Account Bank (as defined in the Notes) with respect to the Master Restricted Account to deliver the Release Amount to the Holder, in accordance with the written instructions of the Holder delivered to the Collateral Agent on or prior to the Closing Date.

6.5            The Company shall have delivered to the Holder a copy of each Other Agreement, duly executed and delivered by the Company and each Other Holder party thereto.

6.6            The Company shall have delivered to the Holder a certificate, in the form acceptable to the Holder, duly executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions authorizing the transactions contemplated hereby as adopted by the Company’s board of directors, in a form reasonably acceptable to the Holder, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

6.7            Each and every representation and warranty of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

6.8            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Amendment and the Exchange, including without limitation, those required by the Principal Market.

6.9            No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Agreements.

6.10         The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

(4)

7.               TERMINATION.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Agreements, as in effect prior to the execution of this Agreement.

8.               MISCELLANEOUS.

8.1            Miscellaneous Provisions. Section 9 of the Existing Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

8.2            Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the other Exchange Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 8.2 shall apply similarly and equally to each Settlement Document.

[The remainder of the page is intentionally left blank]

(5)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

WORLDS INC.

By:_____________________________________	Name: Title:

(6)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

________________________________

By:________________________________
Name: Title:

Principal Amount of Series A Notes:	$
Principal Amount of Series B Notes:	$
Principal Amount of Series C Notes:	$
Aggregate Number of Warrant Shares:
Release Amount:	$
Exchange Shares: